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                                                                   Exhibit 10.11

                           SALE AND LICENSE AGREEMENT

            THIS AGREEMENT, made on August 16, 1996, by and between ST. JAMES ASSOCIATES ("Licensor"), a New York limited partnership, having its principal office at 797 Third Avenue, New York, New York 10022 and THE NEW YORK RESTAURANT GROUP, LLC ("Licensee"), a New York limited liability company, having its principal office at 1114 First Avenue, New York, New York 10021.

                              W I T N E S S E T H:

            WHEREAS, Licensor is the owner of the restaurants/bars currently located at 797 Third Avenue, New York, New York which are operated under the marks "Smith & Wollensky" and "Wollensky's Grill", respectively (collectively, the "NY Restaurant");

            WHEREAS, Licensor is the owner of the marks "Smith & Wollensky" and "Wollensky's Grill," the good will associated therewith, and all associated service marks, trademarks, trade names and trade dress utilized in conjunction with the marks and/or with the operation of the NY Restaurant;

            WHEREAS, Licensee has requested Licensor to grant to Licensee the right to use said marks and the rights associated therewith throughout the United States and the world (exclusive of the Reserved Territory, as hereinafter defined) (the "Territory") in connection with the sale of goods bearing the marks and the
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opening and operation of additional restaurant/bars which are substantially similar to the NY Restaurant, all upon the terms and conditions hereinafter set forth.

            NOW THEREFORE, in consideration of the mutual covenants and undertakings hereinafter set forth, the parties hereto agree as follows:

1. DEFINITIONS

            As used herein, the following terms shall have the respective meanings provided below:

            a. "Marks" shall mean "Smith & Wollensky" or any variations thereof heretofore, currently or hereafter utilized by Licensor, and specifically including the Registrations as well as any other trademarks and service marks pertaining to said marks currently or hereafter owned by Licensor in any jurisdiction (the "Registrations" mean the marks listed on Schedule A annexed hereto and made a part hereof and any other mark which is registered with the United States Patent Office or the appropriate office in any foreign country).

            b. "Associated Rights" shall mean the goodwill associated with the Marks and all associated trade names, trade dress, decor, menus, concepts or other marketing devices heretofore, currently or hereafter utilized in conjunction with the


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Marks and/or the operation of the NY Restaurant, including, without limitation,
"Wollensky's Grill";

            c. "Reserved Territory" shall mean the area encompassed by a circle with the present location of the NY Restaurant at its center and extending for a radius of 100 miles, but excluding the area located within ten (10) miles of City Hall in Philadelphia, Pennsylvania. "Restricted Area" shall mean the Reserved Territory exclusive of the area encompassed by a circle with the present location of the NY Restaurant at its center and extending for a radius of 25 miles.

            d. "Affiliate" shall mean any limited liability company, corporation or other entity which now or in the future shall (i) control, (ii) be under the control of, or (iii) be under common control with, Licensee. The term "control" as used herein shall be deemed to mean ownership of more than fifty (50%) percent of the outstanding voting stock of a corporation, or majority equity and control interest of a limited liability company or other entity. The term "Affiliate" shall also include any limited liability company, corporation or other entity which Alan N. Stillman ("Stillman") "controls", that is (x) in the case of a corporation, where Stillman possesses the power to direct the management of the entity through ownership of a majority of the


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voting securities, by voting trust agreement or otherwise, and (y) in the case of a partnership or limited liability company where Stillman or any Affiliate of his is designated as managing general partner or manager, as the case may be.

            e. "Restaurant" shall mean any restaurant or bar operating under the Marks which is owned by Licensee or any Sublicensee (as hereinafter defined); provided, however, that in no event shall the NY Restaurant be considered a "Restaurant."

            f. "Restaurant Sales" shall mean all monies (whether paid in cash, by credit card or otherwise) received as operating revenues in the ordinary course of business and derived from the sale of food and beverages at Restaurants or from off-premises catering originating from Restaurants and the fair market value of any goods or services received in exchange for such food, beverage or catering, less bona fide refunds to customers, gratuities and tips in fact paid out to employees, the value of beverages and/or meals served by Licensee to employees or for courtesy or promotional purposes, taxes imposed and paid on customer checks and credit card fees. Restaurant Sales shall include any proceeds received by any Restaurant from business interruption insurance carried thereby.


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            g. "Non-Restaurant Sales" shall mean all monies (whether paid in cash, by credit card or otherwise) received as operating revenues in the ordinary course of business and derived from the sale of all goods, services, merchandise or other products which utilize the Marks (other than such sales which constitute Restaurant Sales) whether sold from the Restaurants or otherwise, and any proceeds received by any Restaurant from business interruption insurance carried thereby (to the extent not included in Restaurant Sales) less bona fide refunds to customers, the value of products given to employees or for courtesy or promotional purposes, taxes imposed and paid on customer sales and credit card fees. Non-Restaurant Sales shall exclude, however, any income from the sale of goods bearing the mark of other restaurants that are owned and/or managed by Licensee or any Affiliate thereof, such as Manhattan Ocean Club, Cite or Post House, notwithstanding the fact that such goods are sold from Restaurants, the NY Restaurant or elsewhere.

            h. "Consumer Price Index" shall mean the Consumer Price Index for all Urban Consumers (1982-4 = 100), U.S. City Average, issued monthly by the Bureau of Labor Statistics of the United States Department of Labor, or any other successor or substitute index appropriately adjusted.


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2. LICENSE AND GRANT

            Licensor hereby grants to Licensee, upon the terms and conditions of this Agreement, the exclusive right and license to use the Marks and Associated Rights throughout the Territory (the "License") Licensor hereby reserves unto itself the exclusive right to utilize the Marks and Associated Rights within the Reserved Territory, provided, however, that without obtaining Licensee's prior written consent (which Licensee may withhold in its sole and absolute discretion), Licensor shall not have the right to open any restaurants within the Restricted Area utilizing the Marks or Associated Rights or grant any sublicenses or other rights to the Marks or Associated Rights for use therein. Nothing herein is intended to preclude or limit Licensor from relocating the NY Restaurant within the Reserved Territory (but outside of the Restricted Area) or from opening additional restaurants outside of the Restricted Area but within the Reserved Territory, which for purposes of this Agreement will not be deemed to be "Restaurants." Licensor specifically relinquishes any right to use the Marks and Associated Rights outside of the Reserved Territory.

3. TERM

            The License granted herein shall commence upon the execution of this Agreement (the "License Commencement Date") and


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shall be irrevocable and perpetual unless terminated in accordance with the terms of this Agreement.

4. LICENSE FEES

            In consideration of the grant of the License and the rights granted pursuant to this Agreement, Licensee agrees to make the following payments:

            a. License Purchase Price. Within three (3) business days following the execution and delivery of this Agreement (time being of the essence), Licensee shall pay to Licensor the sum of Two Million Five Hundred Thousand ($2,500,000) Dollars by certified or bank check or wire transfer of immediately available funds to Licensor's bank account.

            b. Additional Sale Price Payment. As additional consideration for the sale and License granted hereby, Licensee shall make a one-time payment to Licensor upon the opening of each new Restaurant (or conversion of a restaurant into a Restaurant) (the "Additional Sale Price Payment"). The Additional Sale Price Payment shall be payable to Licensor within three (3) business days following the date on which each such new Restaurant shall open for business to the general public and be calculated as follows:


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                  (i) From the License Commencement Date to and including
December 31, 1998, the Additional Sale Price Payment shall be Two Hundred Thousand ($200,000.00) Dollars.

                  (ii) For calendar year 1999 and each subsequent calendar year, the Additional Sale Price Payment shall be an amount equal to the Additional Sale Price Payment applicable for the immediately preceding year, increased by an amount equal to the percentage amount by which the Consumer Price Index has increased from January 1st of the immediately preceding year to and including December 31st of such immediately preceding year; provided, however, that in no event shall the Additional Sale Price Payment for a given year be more than 105% of the Additional Sale Price Payment for the immediately preceding year. For example, if the Consumer Price Index in effect as of December 31, 1998 were 7% higher than that in effect as of January 1, 1998, then the Additional Sale Price Payment applicable for calendar year 1999 would be $210,000 and not $214,000.

            Notwithstanding the foregoing, no Additional Sale Price Payment shall be due or payable for a new Restaurant if such Restaurant is located within a five (5) mile radius of a Restaurant which has closed within the two
(2) year period immediately


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preceding the day such new Restaurant shall open for business to the general public.

5. Royalties

            a. Except as provided in subparagraph 5(b) below, Licensee shall pay to Licensor an annual royalty (the "Percentage Royalty") of two (2%) percent of the amount of Restaurant Sales and Non-Restaurant Sales made during the calendar year for which the Percentage Royalty is being calculated. As a credit against the Percentage Royalty, Licensee shall pay to Licensor a guaranteed minimum royalty ("the Minimum Royalty") in the amounts set forth below regardless of the number of Restaurants that may be in operation during such year:

       Prior to January 1, 1998                              No Minimum

       Calendar Year 1998                                    $200,000

       Calendar Year 1999                                    $300,000

       Calendar Year 2000                                    $400,000

       Calendar Year 2001                                    $500,000

       Calendar Year 2002                                    $600,000

       Calendar Year 2003                                    $700,000

       Calendar Year 2004 and
       each calendar year thereafter                         $800,000


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            b. If Licensee or any Affiliate thereof shall hereafter (i) be engaged as the manager of a new restaurant commonly identified or considered by the public as a steakhouse (hereinafter referred to as a "Manager" or "Management"), or (ii) purchase the right to utilize any steakhouse name such as Sparks, The Palm, Morton's or Outback and thereafter shall open new steakhouse(s) utilizing such name, then only such new steakhouse(s) as are thereafter opened and such new steakhouse(s) as come under such Management described in (i) above in this paragraph 5(b) shall be considered "Restaurants" solely for purposes of this subparagraph (b) and an annual Percentage Royalty of one (1%) percent (instead of two (2%) percent) shall be payable on the Restaurant Sales and Non-Restaurant Sales of such new restaurant(s); provided, however, that no Percentage Royalty or fee or other compensation shall be payable by Licensee to Licensor in respect of any such steakhouse restaurant(s) as are in existence at the time of such acquisition or at the commencement of such Management by Licensee or any Affiliate thereof so long as such restaurants do not utilize the Marks. By way of example, if Licensee or any Affiliate hereafter shall acquire or Manage Sparks or all or any portion of the Morton's Steakhouse chain, no Percentage Royalty would be payable by Licensee to Licensor with


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respect to restaurants which are acquired or Managed by Licensee or any
Affiliate utilizing such other steakhouse's name which are in operation as of the date of the acquisition or commencement of Management; only new restaurants thereafter opened or which thereafter became subject to Management by Licensee or any Affiliate as steakhouses would be considered "Restaurants" hereunder entitling Licensor to a one (1%) percent Percentage Royalty in respect to the Sales thereof.

6. PAYMENT OF PERCENTAGE ROYALTIES: STATEMENTS

            a. Within forty-five (45) days after the end of each calendar quarter, Licensee will pay to Licensor the greater of twenty-five percent (25%) of the Minimum Royalty for the applicable calendar year or the Percentage Royalty for such quarter. Such payment shall be accompanied by a written statement, of the manager or chief financial officer of Licensee, setting forth for such quarter in reasonable detail, by Restaurant, the computation of the Restaurant Sales, the Non-Restaurant Sales and the amount of Percentage Royalties, if any, payable hereunder; provided, however, that if the Percentage Royalty for any quarter in question, when added to the previously paid quarterly payments for such year, equal or exceed the accrued, cumulative Minimum Royalty and Percentage Royalty payments due through the end of such quarter,


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then that quarterly payment shall be reduced to the amount required to satisfy the Minimum Royalty due through the end of such quarter. Within one hundred five
(105) days after the close of each calendar year, Licensee will deliver to Licensor a true and complete audited special report, setting forth in reasonable detail, by Restaurant, the computation of the Restaurant Sales, the Non-Restaurant Sales and the amount of Percentage Royalties, if any, payable hereunder for the preceding calendar year. All such annual statements will be prepared and certified by the firm of certified public accountants regularly employed by Licensee, in accordance with generally accepted accounting principles, consistently applied. When rendering such annual statements, Licensee will pay an amount, if any, equal to the difference between the total royalties paid during the calendar year and the total royalties due to Licensee for such calendar year based on the audited statement of Restaurant Sales and Non-Restaurant Sales, together with interest on such balance, if any, from the close of such calendar year at the prime rate of interest as then charged by Chase Manhattan Bank, New York (the "Prime Rate"). Similarly, Licensee will be entitled to a credit against the first royalty fees due Licensor in the next succeeding calendar year for any overpayment of royalties made with


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respect to a calendar year based on the audited year end statement plus interest thereon as computed above.

            b. Licensee shall keep and maintain complete and accurate books and records with respect to all transactions relating to the License granted herein. Such books and records shall be open to the inspection of Licensor or its representatives or agents during normal business hours upon reasonable advance notice, and Licensor's representatives or agents shall be entitled, not more than once annually, to conduct an audit at its own expense for the purpose of verifying the accuracy of the figures reported in any statement furnished to Licensor hereunder. If Licensor shall claim that Licensee underpaid any amount due hereunder and Licensee shall deny such claim, then such claim shall be submitted to arbitration in accordance with subparagraph 19(d) hereof and no Event of Default (as hereinafter defined) shall be deemed to have occurred hereunder unless and until such arbitration shall have been determined adverse to Licensee, a final order or judgment confirming such award has been entered in a court of competent jurisdiction and Licensee shall have failed to pay any award to Licensor within ten (10) days of such entry. Licensee shall preserve and keep available all such books and records for at least three (3) years after the year to which they relate.


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            c. Upon the opening of any Restaurant using the Marks, Licensee shall provide Licensor with a copy of the relevant Sublicense agreement, if applicable, and with written notice to Licensor of the name and address of the owner and manager and the seating capacity of the Restaurant.

            d. Unless otherwise so directed by Licensor in writing, all payments which are due Licensor pursuant to this Agreement shall be paid to Licensor at its address set forth in subparagraph 18(e) below.

            e. Provided that any item of expense which is shared among Licensor and other restaurants owned or managed by Licensee or its Affiliates amounts to a share to be borne by Licensor of at least $2,500.00 in any quarter, Licensee shall furnish Licensor with a written report for such quarter identifying, by item, the cost paid by Licensor and each of the other restaurants owned or managed by Licensee or its Affiliates and the basis of such allocations.

7. SUBLICENSES

            Except as expressly permitted hereby, Licensee shall not have the right to sublicense all or any portion of the License granted hereby without obtaining Licensor's prior written consent. Notwithstanding the foregoing, Licensee shall have the right,


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without obtaining Licensor's consent, to grant sublicenses of any or all rights granted to Licensee by Licensor hereunder to (i) Affiliates, or (ii) any other entity so long as Licensee shall exercise and maintain managerial control over all Restaurants owned by such entity substantially in the manner that Licensee currently exercises managerial control over the NY Restaurant (each such sublicensee being herein referred to as a "Sublicensee"). Each sublicense will contain the provisions set out in this Agreement as the last sentence of this paragraph, subparagraph 6(b), subparagraphs 15(e) through (k) below and provisions (a) confirming Licensor's ownership of the Marks and Associated Rights which are the subject of the sublicense, (b) declaring that the sublicense will be deemed automatically assigned by Licensee to Licensor upon any lawful termination of this Agreement (provided, however, that Licensor shall have the option, to be exercised within fifteen (15) days of such termination, to reject such sublicense by notice to the Sublicensee), (c) requiring the Sublicensee to comply with the applicable terms and conditions of this Agreement and to maintain the operating and quality standards prescribed herein, (d) giving Licensor the right to determine directly whether or not such operating and quality standards are being maintained, and (e) prohibiting further sublicensing of the rights granted under the


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sublicense except in compliance with the terms and provisions of this paragraph.
Licensee will take all appropriate steps to exercise quality control over the goods and services provided by each Sublicensee in order to ensure that the operating and quality standards required by this Agreement are being maintained. Notwithstanding anything to the contrary contained herein, Licensor shall not have the right to terminate this Agreement or the License granted hereby for any default which may arise hereunder by reason of the acts or omissions of any Sublicensee so long as (i) Licensee shall use its best efforts to cause such Sublicensee to comply with the applicable terms and conditions of this Agreement and to maintain the operating and quality standards prescribed herein, and (ii) if such efforts fail to cause the Sublicensee to comply with such terms and conditions or maintain such standards within a reasonable time period not to exceed ninety days, Licensee shall immediately terminate or cause to be terminated the applicable sublicense.

8. ASSIGNMENTS

            a. Except as expressly permitted hereby, Licensee shall not assign all or any portion of its rights granted hereunder without obtaining Licensor's prior written consent. Notwithstanding the foregoing, this Agreement and all rights and


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obligations hereunder may be assigned or transferred by Licensee, without
Licensor's consent, only upon Licensee's compliance with subparagraph (b) below and upon the condition that the assignee agrees in writing to be bound by the terms and provisions of this Agreement and such assignee (or the manager of the Restaurant(s) to be owned by such assignee) is either (i) an Affiliate, (ii) a reputable restaurant operator that has managed high quality, fine dining restaurants continuously during the five (5) year period immediately preceding the effective date of such assignment, or an entity controlled by a manager having such experience, or (iii) a nationally known reputable company active in the food service or hospitality business such as, but not limited to, Restaurant Associates or the Hilton or Marriot companies. Licensee shall not have the right to assign its rights hereunder to any entity that, on the effective date of such assignment, either is in bankruptcy or has lawsuits pending against it which, if determined adversely to the assignee, would have a material adverse impact on the financial condition of such assignee. If the assignee is not an experienced restaurant operator as described above, but instead utilizes a third party satisfying the requirements of subparagraphs (ii) or (iii) above to manage its Restaurant(s), then such third party manager must be engaged by the assignee as manager of the


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Restaurant(s) for not less than five (5) years. If such manager is not succeeded by a like experienced manager, then Licensee shall be deemed in default hereunder.

            b. Licensee may, without Licensor's consent, assign its interest in this License (i) to any corporation or other entity which is a successor to Licensee either by merger or consolidation, or (ii) to a purchaser of all or substantially all of Licensee's assets (provided such purchaser shall have also assumed all of Licensee's obligations hereunder). Licensee shall, within ten
(10) days after execution thereof, deliver (a) a duplicate instrument of assignment duly executed by Licensee and (b) an instrument duly executed by the assignee, in which such assignee shall assume observance and performance of, and agree to be bound by, all of the terms, covenants and conditions of this License on Licensee's part to be observed and performed. Except as set forth above, either a transfer of a controlling interest in Licensee (if Licensee is a limited liability company or partnership) or a transfer of a controlling interest in the shares of Licensee (if Licensee is a corporation) at any one time or over a period of time through a series of transfers shall be deemed an assignment of this License and shall be subject to all of the provisions of this paragraph 8. For purposes of this paragraph 8, the sale, transfer or issuance of


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shares on or through the "over-the-counter market" or any other recognized stock exchange or in connection with any employee stock ownership plan shall not be considered an assignment or transfer of this License and shall not require Licensor's consent. In furtherance thereof, Licensor's consent shall not be required in connection with a public offering of shares or other ownership interests by either Licensee or any Affiliate thereof. Any transfer of shares or interests by and among the existing members or shareholders of Licensee or occurring by reason of the death or incapacity of any member or shareholder of Licensee shall not be deemed an assignment hereunder. In the event of an assignment, as permitted pursuant to this paragraph, Licensee shall remain jointly and severally liable with the assignee, for the assignee's due performance of each and every obligation of Licensee pursuant to this Agreement, provided, however, that if Licensee shall sell or otherwise transfer its entire business (as opposed to merely its rights under this Agreement), whether simultaneously or subsequent to any assignment permitted hereby, then this Agreement and all rights of the Licensee hereunder shall terminate simultaneously with such sale unless prior thereto, Licensee or its assignee shall (i) furnish to Licensor then current financial statements demonstrating that such assignee has a net worth of not less than


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$20 Million (determined in accordance with generally accepted accounting principles and after giving effect to the assignment but excluding the value of the assets acquired from Licensee), and (ii) delivers to Licensor a letter of credit naming Licensor as beneficiary thereunder to secure the payment to Licensor of all moneys payable to it hereunder and the performance of all obligations on Licensee's part to be performed hereunder. Such letter of credit shall be in form and issued by a bank that is acceptable to Licensor in its reasonable discretion and be in an amount equal to $2 Million for the first year following such sale, $3 Million for the second year following such sale, $4 Million for the third year following such sale and $5 Million for the fifth and each subsequent year following such sale, provided, however, that if the sum of Percentage Royalty payments and Additional Sale Price Payments for the two (2) year period preceding the applicable year shall amount to more than the letter of credit amount herein specified for such year, then the letter of credit for such year shall be increased to such greater amount.

9. OPERATING AND QUALITY STANDARDS

            a. All Restaurants shall be first class operations which offer food and/or beverage services and provide decor and an ambiance that is substantially similar to the NY Restaurant. In


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particular: (i) the quality of meat and seafood sold at a Restaurant shall be at least as high as that served at the NY Restaurant, (ii) the decor and employee uniforms of the Restaurants shall be substantially similar to that encompassed within and utilized at the NY Restaurant, (iii) Restaurants shall maintain sophisticated wine lists and provide service of the type provided at the NY Restaurant, (iv) Restaurants shall be maintained in a clean, orderly and sanitary condition at all times, and (v) Restaurants shall utilize steak knives, chalkboards and other trade dress substantially similar to that utilized at the NY Restaurant.

            b. Notwithstanding the foregoing, Licensee may modify the aforesaid requirements including, but not limited to (and by way of example only), menu items and decor, to accommodate local variations in tastes, customs and attire upon notice to and consent by Licensor, which consent shall not be unreasonably withheld or delayed. If Licensee does not receive notice of disapproval from Licensor (specifying Licensor's reason(s) for such disapproval) within twenty
(20) days after receipt by Licensor of written notice of such proposed modification, then the proposed modification shall be deemed approved. In addition, in no event shall Licensee be limited to locating Restaurants in buildings similar to that in which the NY Restaurant is located, it being understood that


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Licensee may open Restaurants in any location it deems appropriate outside of the Reserved Territory, including, but not limited to, office buildings, shopping centers and single user facilities. Licensor hereby acknowledges that owing to local market conditions Licensee may adopt a pricing structure for any Restaurant that differs from that of the NY Restaurant.

            c. Licensor shall have the right to change, modify or add to the operating and quality standards specified herein provided such changes, modifications or additions are reasonably necessary to protect or enhance standards of quality and service of the business and provided further that such operating and quality standards are adopted and employed at the NY Restaurant.

            d. All goods, merchandise or other products which utilize the Marks shall be of high standard and of such style, appearance and quality as to be consistent with the image projected by the NY Restaurant.

            e. Licensor's representatives shall have the right to inspect any Restaurant or other facility maintained for the sale of goods, merchandise or other products utilizing the Marks at reasonable times and upon reasonable advance notice, for purposes of examining such Restaurant, conferring with Licensee, its agents and employees and inspecting and checking food quality, merchan-


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dise, decor and operating methods, provided such inspection shall be conducted in such manner as will not unreasonably interfere with Licensee's business operation.

10. MARKINGS

            a. Licensee will cause the Registrations, Marks and Associated Rights to be displayed only in such form or manner as may be used by Licensor, or in such other form and manner as may be approved by Licensor, provided, that, with respect to the Marks (excluding the Registrations) and Associated Rights, such approval shall not be unreasonably withheld or delayed. Licensee shall have the right to modify the Marks (excluding the Registrations) and Associated Rights so that they conform to or are appropriate for use in other geographic locations, subject to the prior written approval of Licensor which shall not be unreasonably withheld or delayed. If Licensee does not receive notice of disapproval from Licensor (specifying Licensor's reason(s) for such disapproval) within twenty (20) days after receipt by Licensor of written notice of such proposed variation or modification, then the proposed variation or modification shall be deemed approved. Notwithstanding anything to the contrary contained herein, Licensee, without the consent of Licensor (i) may modify the Marks by replacing the picture of the NY Restaurant contained in the logo


                                       23
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with a picture of another Restaurant and/or including a location designation such as "Smith & Wollensky - Chicago", and (ii) may not use or sublicense the use of any Registration in any form other than as registered and shall at all times use each Registration with proper indicia of registration (i.e. (R)).

            b. Licensee shall use the Marks and Associated Rights in accordance with all applicable legal requirements. Licensee shall cause to appear on all materials in connection with which the Marks are used, such legends, markings, indications and notices necessary to give notice of any trademark, trade name, copyright or other rights owned by Licensor pertaining thereto.

11. ADVERTISING AND PROMOTION

            The parties acknowledge that it may be mutually advantageous to simultaneously advertise or promote the NY Restaurant, the Restaurants and/or other restaurants that may be owned or operated by Licensee or its Affiliates including without limitation Maloney & Porcelli. Any expenses incurred by Licensee or its Affiliates for advertising or promoting the Marks and other restaurants owned or managed by Licensee and its Affiliates shall be apportioned between Licensor and Licensee, based upon the number of restaurants owned by each party depicted or referred to in the advertisement or promotion, provided, however, that if any such


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advertisement or promotion shall depict or refer to any Restaurant, then the entire cost thereof shall be paid by Licensee.

12. DEFAULT; TERMINATION

            a. Each of the following events shall be an "Event of Default" hereunder:

            (i) if Licensee shall default in the payment when due of any Additional Sale Price Payment or Percentage Royalty payment hereunder and Licensee shall fail to remedy such default within fifteen (15) days after Licensee shall have received written notice of such default;

            (ii) (aa) if Licensee shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

                  (bb) if Licensee shall commence or institute any case, proceeding or other action (x) seeking relief on its behalf as debtor, or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, or (y) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property; or

                  (cc) if Licensee shall make a general assignment for the benefit of creditors; or

                  (dd) if any case, proceeding or other action shall be commenced or instituted against Licensee (x) seeking to have an order for relief entered against it as debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debt under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, or (y) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, which either (i) results in any such entry of an order for relief, adjudication of bankruptcy or insolvency or such an appointment or the issuance or entry of any other order having a similar effect or (ii) remains undismissed for a period of sixty (60) days; or

                  (ee) If any case, proceeding or other action shall be commenced or instituted against Licensee seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its property which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; or

                  (ff) if Licensee shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clauses (bb), (cc), (dd) or (ee) above.

            (iii) if Licensee shall default in the observance or performance of any other term, covenant or condition of this License on Licensee's part to be observed or performed and Licensee shall fail to remedy such default within thirty (30) days after written notice by Licensor to Licensee of such default; provided, however, that if such default is of such a nature that it cannot be completely remedied within said thirty (30) day period, no Event of Default shall be deemed to have occurred hereunder if Licensee shall make good faith efforts to remedy such default within such thirty (30) day period and shall thereafter take all steps necessary to diligently prosecute same to completion.

            (iv) if either Licensee or Stillman or any Affiliate of Stillman shall hereafter open and own or manage any new steakhouses not utilizing the Marks, provided, however, that it shall not be an

Event of Default hereunder if (x) Licensee or its Affiliates shall own or manage new restaurants which sell steak incidentally (offering not more than four (4) steak items at each such restaurant, without limitation as to the number of meat items) and are not commonly identified as steakhouses, (y) either Licensee or any Affiliate thereof shall purchase steakhouse(s), such as, but not limited to, Sparks, The Palm, Morton's or Outback which will continue to be operated under their names or open additional restaurant(s) outside of the Reserved Territory utilizing the name of such steakhouse(s) or (z) Licensee or any Affiliate shall hereafter be engaged in Management of steakhouse(s) outside of the Reserved Territory.

            (v) if Licensee shall fail to timely pay the License Purchase Price called for in paragraph 4 (a)

            If an Event of Default shall have occurred and thereafter Licensor shall give written notice to Licensee stating that this License shall expire and terminate on the date specified in such notice, which date shall not be less than ten (10) days after the giving of such notice, then this License and the term hereof and all rights of Licensee under this License shall expire and terminate as of the termination date specified in Licensor's notice. In the event of such termination:

            (aa) the rights and license granted to Licensee herein shall forthwith terminate and automatically revert to Licensor;

            (bb) Licensee shall discontinue the use of the Marks and Associated Rights or any variant thereof at all of the Restaurants, change the decor and design and discontinue the use of all signs, emblems, marks and color schemes indicative of "Smith & Wollensky" at such Restaurants;

            (cc) Licensee shall notify each Sublicensee of such termination and of Licensor's right to terminate such Sublicensee's sublicense; and

            (dd) all Percentage Royalties and any other accrued payments due Licensor to the date of expiration or termination plus the $2 Million Termination Fee referred to in the next paragraph shall become immediately due and payable.

            Licensee shall have the unilateral right to terminate this Agreement and the License granted hereby for any reason whatsoever or for no reason by giving not less than thirty (30) days' prior notice thereof to Licensor, provided such termination shall not be deemed effective unless and until Licensee shall have complied with subsections (aa) through (dd) above and paid to Licensor the Termination Fee (as hereafter defined) . For purposes hereof, the "Termination Fee" shall be an amount equal to Two

Million ($2,000,000) Dollars if Licensee. shall pay such amount to Licensor by the termination date, provided, however, that Licensee shall have the right to pay the Termination Fee in installments over a four (4) year period and if it shall so elect to pay the Termination Fee in installments, then (x) the Termination Fee shall be an amount equal to Two Million Five Hundred Thousand ($2,500,000) Dollars, (y) Licensee shall notify Licensor of such election in Licensee's termination notice, and (z) the Termination Fee shall be payable by Licensee to Licensor as follows: $156,250.00 by the termination date and the balance in fifteen (15) equal consecutive quarter-annual payments of principal each with interest at the Prime Rate in effect at the date of payment on the then unpaid principal balance. If Licensee shall elect to pay the Termination Fee in installments it shall furnish annual audited financial statements to Licensor and if its net worth thereafter shall decrease below $1 Million, then the balance of the Termination Fee and any accrued interest shall become immediately due and payable to Licensor.

            Unless the termination is pursuant to this subsection (iv), Licensee shall not be liable to Licensor for any damages, consequential or otherwise, or other payments in the event of any termination of this License.

13. RESTAURANT CLOSURES

            Notwithstanding anything to the contrary contained herein, upon prior written notice to Licensor, Licensee shall have the right in its sole discretion to close any Restaurant without liability to Licensor. Additionally, at any time upon prior written notice to Licensor, Licensee shall have the right without liability to Licensor to convert any Restaurant to another restaurant (other than to a restaurant commonly identified or considered by the public as a "steakhouse" unless otherwise permitted hereby) utilizing a name other than the Marks. If Licensee shall elect to close a Restaurant or convert a Restaurant from a Smith & Wollensky steakhouse, then as to such Restaurant only, Licensee shall (i) discontinue the use of the Marks and Associated Rights or any variant thereof at such Restaurant, (ii) change the decor and design and discontinue the use of all signs, emblems, marks and color schemes indicative of "Smith & Wollensky" at such Restaurant, and (iii) not be required to make any further Percentage Royalty or other payments in respect thereof.

14. REPRESENTATIONS AND WARRANTIES.

            a. Licensor represents and warrants to Licensee as follows:

            (i) Licensor has the legal power, authority and capacity to execute, deliver and perform this Agreement and this Agreement and the transaction contemplated hereby have been fully approved by all requisite partnership action; and

            (ii) This Agreement has been duly executed and delivered and constitutes a valid and binding obligation legally enforceable against Licensor in accordance with its terms. The execution and delivery of this Agreement by Licensor and the performance of its obligations hereunder are not in violation of, and do not conflict with or constitute a default under, any of the terms or provisions of Licensor's Agreement of Limited Partnership.

            b. Licensee represents and warrants to Licensor as follows:

            (i) Licensee has the legal right, power, authority and capacity to execute, deliver and perform this Agreement;

            (ii) this Agreement constitutes the legal, valid and binding obligation of Licensee, enforceable in accordance with its terms;

            (iii) Licensee has (or will have) the financial capability to comply with the terms and provisions of the Agreement and to perform its obligations hereunder; and

            (iv) this Agreement has been duly executed and delivered and constitutes a valid and binding obligation legally enforceable against Licensee in accordance with its terms. The execution and delivery of this Agreement by Licensee and the performance of its obligations hereunder are not in violation of, and do not conflict with or constitute a default under, any of the terms or provisions of Licensee's Articles of Organization or any agreement, indenture or instrument to which it is bound, or any law, regulation, order, decree, judgment or award to which it is subject.

15. COVENANTS OF LICENSOR AND LICENSEE

            a. From and after the date hereof and for so long as this Agreement shall be in force and effect and the NY Restaurant shall be open, Licensor shall continue to operate the NY Restaurant in the same manner as heretofore operated and shall use its best efforts to preserve the goodwill of the business and protect and defend the Marks and Associated Rights. In furtherance thereof, Licensor, at its cost and expense, shall take all reasonable actions to renew the Registrations when required and to make such further filings and registrations to protect and defend the Registrations, Marks and Associated Rights, including bringing suit against any infringement thereof.

            b. Licensor shall not encumber, mortgage or grant any security interest or lien in the Marks and/or the Associated Rights.

            c. Licensor shall not open additional Smith & Wollensky restaurants outside of the Reserved Territory or within the Restricted Area nor shall Licensor grant any third party a license to utilize the Marks or Associated Rights outside of the Reserved Territory or within the Restricted Area.

            d. Licensor shall not be precluded from selling or closing the NY Restaurant and the Additional Sale Price Payments and Percentage Royalty payments required hereby shall continue notwithstanding any such sale or closure unless and until the Registrations shall be terminated or abandoned, provided, that the foregoing is not intended to permit Licensor to voluntarily abandon or terminate the Registrations or otherwise affect Licensor's obligations under paragraphs 16 and 17 below.

            e. Licensee shall not denigrate or cause the denigration of any of the Marks or Associated Rights, and shall not take, or permit any of the Sublicensees to take, any other action that is in Licensor's judgment (which judgment shall not be unreasonably exercised) harmful (or potentially harmful) to or which disparages or demeans, directly or indirectly, the goodwill and reputation of licensor, the Marks or the Associated Rights.

            f. At such time as Licensee is operating a Restaurant or marketing any merchandise which would constitute Non-Restaurant Sales, Licensee shall, at its sole cost and expense, procure and maintain policies of insurance with a nationally recognized insurance carrier with the following types and amount of coverage:

            (i) Liquor Liability: Not less than $1 Million per occurrence.

            (ii) Worker's Compensation: In compliance with statutory requirements of each state in which Licensee is required to provide worker's compensation coverage.

            (iii) Comprehensive Business Liability: Not less than $1 Million per occurrence.

            (iv) Advertising: Not less than $1 Million per occurrence.

The foregoing policies, and any other insurance policies that insure Licensee or its property, shall name Licensor as an additional insured, shall state that the policies will not be changed or terminated without at least twenty days' prior written notice to Licensor, and shall state that the insurer has waived its subrogation rights against Licensor. Upon Licensor's request,

Licensee shall deliver to Licensor a certificate of insurance indicating that the coverage required by this subparagraph (f) is in full force and effect.

            g. Licensee shall comply in all material respects with all Federal, state, local or foreign laws, ordinances, regulations and orders applicable to its business, including all health, sanitary and safety codes, rules and regulations.

            h. Licensee will obtain and maintain all licenses, permits and consents required to operate the Restaurants and market the merchandise which would result in Non-Restaurant sales.

            i. Licensee shall implement regulations in each Restaurant that prohibit patrons or employees from using drugs, the possession and use of which are illegal in the jurisdiction in which the Restaurant is located, from participating in prostitution and from engaging in activities involving pornography or violence.

            j. Licensee shall not mortgage, encumber or otherwise subject this Agreement to any security interest or lien, except that, without obtaining the consent of Licensor, (i) Licensee shall have the right to grant a security interest in its rights hereunder to any institutional lender having assets in excess of $500 Million, provided, however, that any assignee of this Agreement must satisfy the requirements of paragraph 8 hereof, and, (ii) a security interest in this Agreement may be granted to Licensee in connection with any purchase money financing which Licensee gives in connection with an assignment or other transfer of Licensee's rights hereunder.

            k. Licensee shall not use any trade names or trademarks which are confusingly similar to the Marks. Notwithstanding anything to the contrary contained herein, Licensee shall have the right to engage in cooperative advertising and cooperative promotional activities using other trademarks and tradenames in conjunction with the Marks and Associated Rights.

            l. Each of the foregoing covenants (e) through (k) shall, in substance, be included in any Sublicense; provided, however, that Licensee in its discretion may increase the minimum insurance required by it from its Sublicensees.

16. OWNERSHIP

            a. During the term of this Agreement, Licensor shall file, at its sole cost and expense, all applications and documents necessary to maintain its exclusive ownership of the Registrations, including any modifications made in conformance with this Agreement in the United States and those countries listed on Schedule A annexed hereto. All applications, registrations and renewals of the Registrations shall be in the name of Licensor. Licensee, at its sole cost and expense, shall have the right, but not the obligation, to register the Marks and/or Associated Rights in the name of Licensor in jurisdictions outside of the United States in which Licensor shall not have previously filed for registration. Before seeking to register any of the Marks in any jurisdiction outside of the United States, Licensee shall give Licensor notice of its intention to register, which notice shall identify the Mark to be registered and the intended country of registration. Licensor shall have the right, on notice to Licensee, to pursue such registration instead of Licensee, provided it shall give Licensee notice thereof within twenty (20) days of its receipt of Licensee's notice. If Licensee shall pursue registration of a Mark outside of the United States, then it shall provide Licensor (or its designated counsel) with copies of all applications and other documents to be filed with the applicable authorities at least twenty (20) days before filing the same. Licensee shall make such amendments, changes or supplements to any such applications as Licensor, or its counsel, shall reasonably require.

            b. All trademarks, copyrights, patents, trade dress, design patents, and other proprietary rights relating to any design element, shape, or style on or with all products, packaging, labels, names and logos used in connection with the Restaurants or on or with respect to any products or services bearing the Marks shall belong to Licensor and all applications and registrations thereof shall be filed in the name of Licensor; provided however that Licensee may seek or obtain protection, including registration (in the name of Licensor), of the Marks and Associated Rights with the prior written consent of Licensor (which shall not be unreasonably withheld or delayed) or if Licensor fails to seek or obtain the requisite protection. If Licensee does not receive notice of disapproval from Licensor (specifying Licensor's reason(s) for such disapproval) within twenty
(20) days after receipt by Licensor of such proposed registration, then Licensor shall be deemed to have consented to Licensee proceeding with the proposed registration.

            c. Licensee acknowledges that as between Licensor and Licensee, except for the rights expressly granted to Licensee herein, Licensor is the holder of all right, title and interest in and to the Marks. Licensee recognizes the value of the goodwill associated with the Marks and acknowledges that the Marks and Associated Rights have acquired a secondary meaning in the mind of the public. All use by Licensee of the Marks and the Associated Rights shall be deemed to have been made by Licensee for the benefit of Licensor and all goodwill thereunder shall inure to the benefit of Licensor.

            d. Licensee shall not challenge Licensor's right to, or the validity of, the Marks and Associated Rights, or any application by Licensor for registration or renewal thereof during the term of this Agreement.

            e. Licensee shall, at Licensor's request, execute any documents reasonably required by Licensor to confirm its ownership of all rights in and to the Marks and Associated Rights and the respective rights of the parties pursuant to this Agreement. Licensee shall, at Licensor's expense, cooperate with Licensor in connection with the filing and prosecution of applications by Licensor to register or renew the Marks and Associated Rights and the maintenance of such registrations.

            f. In the event Licensor's ownership and right to the existing U.S. Trademark for "Smith & Wollensky" are terminated for any reason whatsoever, this Agreement shall terminate as of the date of such expiration or termination, without either party incurring any liability thereby and thereafter Licensee shall not be obligated to pay the Termination Fee to Licensor or make further Additional Sale Price Payment, Percentage Royalty or other payments to Licensor.

            g. All rights in the Marks and Associated Rights, other than those specifically granted herein are reserved by Licensor for its own use and benefit.

17. INFRINGEMENTS

            If Licensee learns of any use by any person of a trademark or trade name similar to the Marks or Associated Rights, then Licensee shall as soon as practicable notify Licensor. Licensor shall take all reasonable and prudent actions to stop any activity which constitutes an infringement of the Marks or Associated Rights and/or the rights granted to Licensee hereunder and shall do so at Licensor's sole cost and expense; provided, however, that Licensor shall not be obligated to enjoin any infringement occurring outside of the United States. Licensee agrees to cooperate fully with the prosecution of any action brought by Licensor in connection with any such claim of infringement. If Licensor shall not take appropriate steps to stop an infringement of the rights granted to Licensee or an infringement of the Marks or Associated Rights occurring within the United States within thirty (30) days of receiving written notice thereof from Licensee, then Licensee, at Licensee's sole cost and expense, may take such actions as Licensee in its reasonable discretion deems advisable, including hiring attorneys and suing for infringement, provided, however, that if Licensee's actions shall pertain to an infringement that commences following the date of this Agreement, then Licensor shall be obligated to reimburse Licensee within thirty (30) days of demand therefor for any expenses, including reasonable attorneys' fees, incurred in connection with enjoining such infringement. If Licensee shall bring any action to enjoin an infringement of the Marks or Associated Rights or the rights granted to Licensee hereunder (whether in the United States following Licensor's failure to do so or outside of the United States), then Licensee shall be entitled to retain any award or damages received in connection therewith. Any such action brought by Licensee in connection with an alleged infringement may be brought in the name of Licensor, Licensee or any Affiliate or Sublicensee, or any combination thereof, as Licensee deems reasonably appropriate. Licensee shall have the right to select counsel for any such infringement action that it elects to commence, subject to the prior approval of Licensor which shall not be unreasonably withheld or delayed. If Licensee does not receive notice of disapproval from Licensor (specifying Licensor's reason(s) for such disapproval) within twenty (20) days after receipt by Licensor of Licensee's counsel selection, then

Licensor shall be deemed to have consented to Licensee utilizing such counsel.

18. MISCELLANEOUS

            a. This Agreement is not to be construed as a franchise agreement, nor shall the parties hereto be considered partners or joint venturers, in any way, manner or form, at any time or for any purpose. Nothing herein contained shall create or be deemed to create any agency between the parties hereto, and Licensee shall have no power or authority to obligate or bind Licensor in any manner whatsoever.

            b. The parties hereto agree that the representations and warranties contained in this Agreement shall survive the execution and delivery of this Agreement.

            c. Each of the parties shall execute and deliver or cause to be executed and delivered to the other and shall do or make or cause to be done or made, from time to time, all instruments, consents, assignments, documents, actions and things which may be necessary or advisable to consummate and make effective the transactions contemplated by, or to carry out the terms of, this Agreement, including, without limitation, subject to the provisions of paragraph 16 hereof, to maintain and enforce applications and registrations with respect to the Marks and

Associated Rights and any modifications thereof. The parties hereto agree to execute such other documents or agreements as may be necessary or desirable for the implementation of this Agreement and the consummation of the transactions contemplated hereby.

            d. Except as provided below, any controversy or claim arising out of or relating to this Agreement or the breach thereof, shall be settled by arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules, and judgement on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Notwithstanding the foregoing, either party may bring an action in any court of competent jurisdiction where such party seeks equitable relief enjoining the use of the Registrations, Marks or Associated Rights. Either general partner of Licensor, without the consent of the other, may enforce Licensor's rights pursuant to this Agreement.

            e. All notices, approvals, requests or consents permitted or required under this Agreement shall be in writing and shall be deemed to have been duly given when sent by certified or overnight mail or nationally recognized overnight delivery service with return receipt requested or acknowledged receipt or delivered personally, to the parties at their respective addresses set forth as follows:

                  In the case of Licensee:

                         c/o The New York Restaurant Group, LLC
                         1114 First Avenue
                         New York, New York 10021

                  In the case of Licensor:

                         St. James Associates
                         797 Third Avenue
                         New York, New York 10022

                         both parties shall send copies of all notices to:

                         Thomas J. Malmud, Esq.
                         Warshaw Burstein Cohen Schlesinger & Kuh
                         555 Fifth Avenue
                         New York, New York 10017

or to such other person or address as any party hereto shall specify hereunder. Notices shall be deemed received on the earlier of actual receipt or five (5) business days following the date such notice shall have been duly sent. Either party may change the address hereunder or the person to whom any notice or delivery shall be directed by a notice sent in conformance with the terms of this paragraph. Payments by Licensee to Licensor hereunder shall be made to Licensor at the following address unless otherwise notified in writing by
Licensor:

                         c/o The New York Restaurant Group, LLC
                         1114 First Avenue
                         New York, New York 10021

            f. Licensor hereby acknowledges that Licensee, Stillman and their Affiliates are currently engaged in other business ventures and activities which could be considered to be competitive with the NY Restaurant and any other Restaurants which may hereafter be opened. Subject to the specific limitations contained herein, Licensee, Stillman and their Affiliates may engage in other business ventures of every nature and description, independently or with others, including without limitation restaurant businesses in all its phases, even if the same compete with the NY Restaurant or any Restaurants, and except as expressly provided herein, neither Licensor nor any partner thereof shall have any rights in or claims with respect to said ventures, or the income or profits derived therefrom. Licensor hereby acknowledges that Affiliates of Stillman manage both Licensor and Licensee and have ownership interests therein. Stillman has fully disclosed such conflict of interests to Licensor and Licensor has elected to utilize separate and independent counsel in the negotiation of this License Agreement.

            g. This Agreement represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and can be amended, supplemented or changed, and any provisions hereof can be waived only by written instrument making specific reference to this Agreement and signed by the party to be charged. This Agreement may be executed in more than one counterpart, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            h. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and assigns.

            i. The paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

            j. If at any time subsequent to the date hereof, any provision of this Agreement shall be held by any arbitration panel or court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon and shall not impair the enforceability of any other provision of this Agreement.

            k. This Agreement shall be deemed to have been entered into in the State of New York, and shall be construed and interpreted in accordance with the laws of the State applicable to agreements made and to be performed in the State of New York

(without reference to principles of conflicts of laws or the location of Restaurants), except that any and all disputes, controversies and claims arising out of or relating to the ownership, registration or application for registration of the Marks shall be determined under the United States federal trademark law.

            l. The failure of either party to claim or assert a right under this Agreement will not be deemed a waiver thereof unless a time limit is provided in this Agreement for the exercise of such rights. Any waiver, whether express or implied of any provision of this Agreement shall not constitute a continuing waiver of such provision or of any other provision of this Agreement. All remedies specified herein or otherwise available shall be cumulative and in addition to any and every other remedy provided herein or now or hereafter available.

            m. Licensee shall bear all of its own expenses incurred in connection with its use of the Marks and Associated Rights, including the payment of all applicable taxes (national, state, local and foreign). Licensor shall pay all of its own taxes on royalty payments received by it, but shall not be responsible for any portion of Licensee's taxes on Restaurant Sales or Non-Restaurant Sales.

            n. The provisions and covenants set forth in this Agreement are made solely for the benefit of the parties to this Agreement and their permitted successors and assigns and not for the benefit of any other person, and no other person shall have any right to enforce these provisions and covenants against any party to this Agreement.

      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement the day and year first above written.


                                     ST. JAMES ASSOCIATES (Licensor)

                                     By:  Chamblair Realty, Inc. and
                                          Smith & Wollensky Operating Corp.,
                                          general partners

                                     By: /s/ Thomas J. Malmud
                                        ----------------------------------------
                                     Name: Thomas J. Malmud
                                     Title: President, Chamblair
                                     Realty Corp.

                                     By: /s/ Alan N. Stillman
                                        ----------------------------------------
                                     Name: Alan N. Stillman
                                     Title: President, Smith &
                                     Wollensky Operating Corp.


                                     THE NEW YORK RESTAURANT GROUP, LLC
                                     (Licensee)

                                     By:  LaCite, Inc., its manager

                                     By: /s/ Alan N. Stillman
                                        ----------------------------------------
                                     Name: Alan N. Stillman
                                     Title: President

                                   SCHEDULE A

                                  Registrations

Doc F-1 of Set #1

      SMITH & WOLLENSKY

Status:     REGISTERED

Gds/Svcs:   Int'l. Cl.: 42 (U.S. Cl.: 100)
            RESTAURANT SERVICES.
            First Use: 09/1977                 In Commerce: 09/1977

Reg. No.:   1,271,216 Registered: 03/20/1984
Serial No.: 73-411479      Filed: 01/31/1983 Published: 12/27/1983

Affidavits: 8 & 15 09/06/1989

Corresp.:   ALAN H. LEVINE
            FIDDLER & LEVINE
            350 5TH AVE.
            NEW YORK NY 10118

Registrant: ST. JAMES ASSOCIATES, PARTNERSHIP COMPOSED OF ALLAN N. STILLMAN
            (UNITED STATES CITIZEN) AND CHAMBLAIR REALTY, INC. (NEW YORK CORPORATION) (NY PARTNERSHIP) 1114 FIRST AVENUE NEW YORK, NY 10022

Doc F-2 of Set #1

      WOLLENSKY'S GRILL

Status:     REGISTERED

Gds/Svcs:   Int'l. Cl.: 42 (U.S. Cl.: 100)
            RESTAURANT SERVICES
            First Use: 12/22/1980              In Commerce: 12/22/1980

Reg. No.:   1,399,014 Registered: 06/24/1986
Serial No.: 73-566896      Filed: 11/04/1985 Published: 04/01/1986

Owns:       1,271,216

Disclaims:  "GRILL"
Affidavits: 8 & 15 12/15/1992

Owner: ST. JAMES ASSOCIATES, COMPOSED OF SMITH & WOLLENSKY OPERATING CORP., A NEW YORK CORPORATION (NY LTD. PARTNERSHIP)
            NEW YORK, NY

Registrant: ST. JAMES ASSOCIATES, COMPOSED OF ALAN N. STILLMAN, A U.S. CITIZEN
            AND CHAMBLAIR REALTY CORP., A N.Y. CORPORATION (NY LTD. PARTNERSHIP) NEW YORK, NY

Assignments:

Assignee:   ST. JAMES ASSOCIATES (NY A LIMITED PARTNERSHIP) NEW YORK, NY
Assignor:   ST. JAMES ASSOCIATES (NY A LIMITED PARTNERSHIP)
Recorded:   10/19/1992 Assigned: 10/09/1992 Reel/Fr.: 0899/0126
  Action:   NUNC PRO TUNC JULY 1, 1986

                               [GRAPHIC OMITTED]

Int. Cl.: 42

Prior U.S. Cl.: 100

                                                              Reg. No. 1,572,565
                                                         Registered Dec.19, 1989

                    United States Patent and Trademark Office
--------------------------------------------------------------------------------

                                  SERVICE MARK
                               PRINCIPAL REGISTER

                   IF STEAK WERE A RELIGION, THIS WOULD BE ITS
                                    CATHEDRAL

ST. JAMES ASSOCIATES (PARTNERSHIP),       FIRST USE 6-0-1986; IN COMMERCE
 DBA SMITH & WOLLENSKY                   6-0-1986.
THE NEW YORK RESTAURANT GROUP, INC.
1114 FIRST AVENUE
NEW YORK, NY 10021                        SER. NO. 73-777,747, FILED 1-30-1989.

  FOR: RESTAURANT SERVICES, IN CLASS
42 (U.S. CL. 100).                       LALITHA MANI, EXAMINING ATTORNEY

                               [GRAPHIC OMMITTED]

                              BENELUX-MERKENBUREAU
                             BEWIJS VAN INSCHRIJVING

01 Inschrijvingsnummer
      555703
Nummer en dagtekening (dag en uur) van het depot
      828578      09.06.1994,24.00
02 Vervaldatum
      09.06.2004
03 Naam van de deposant
      St. James Associates, New York corporation
04 Adres (straat en nummer) van de deposant
      c/o The New York Restaurant Group Inc.
      1114 First Avenue
05 Postcode, plaats en land van de deposant
      New York - New York 10021,
      Ver.St.v.Am.
06 Naam en adres van de gemachtigde of vermelding van het correspondentie-adres van de deposant
    Nederlandsch Octrooibureau
    Scheveningseweg 82
    2517 KZ's-Gravenhage
    Nederland.
08 Woordmerk
    SMITH & WOLLENSKY
13 Klasse-aanduiding en opgave van de waren en diensten
    Kl 42 Diensten van een restaurant.
14 Klasse-opsomming (00 = tot en met)
    42
Publikatiedatum van de inschrijving
    05/1995
Kenmerken van de deposant of de gemachtigde ma 5786- 1 Ben 941492 wm/mjv

Den Haag, 02/05/1995                                           /s/ P. Rome
                                                                   P. Rome
                                                                  Directeur

                 INSTITUT NATIONAL DE LA PROPRIETE II USTRIELLE

    DIVISION DES MARQUES - 32, rue des Trois Fontanot - 92016 NANTERRE Cedex

Telex: INPI DEF                                                Tel.:(1) 46 92
614 096 F

                              MARQUES DE FABRIQUE,
                                   DE COMMERCE
                                  OU DE SERVICE
                  (Loi n (Degrees) 64-1360 du 31 decembre 1964
                  Decret n (Degrees) 65-621 du 27 juillet 1965)

                           Certificat d'enregistrement

            Le Directeur General de l'Institut national de la propriete industrielle certifie que la marque reproduite au verso a ete enregistree.

            La date legale d'enregistrement est celle a laquelle la demande a ete deposee.

            Le depot produit ses effets pendant 10 ans a compter de cette date.

            Toutefois, le depot en renouvellement tardif a une duree de validite de 10 ans a compter du jour de l'expiration du depot precedent.

            L'enregistrement sera publie au Bulletin Officiel de la Propriete Industrielle

            n (Degrees) 91/56

                                     Le Directeur general de l'Institut national
                                             de la propriete industrielle

                                                  /s/ J.C. COMBALDIEU

                                                    J.C. COMBALDIEU

                               [GRAPHIC OMITTED]

                                                      CABINET LAVOIX
                                                      2 Place d'Estienne d'Orves
                                                      75009 PARIS

                                SMITH & WOLLENSKY

                      Enregistrement N(degrees) : 1 682 457

                                       Depot du : 23 JUILLET 1991
                                              a : I.N.P.I
                             sous le N(degrees) : 299 789

                  ST. JAMES ASSOCIATES, (association regie salon les lois de l'Etat de New-York), 1114 First Avenue, NEW-YORK, Etat de New-York 10021, ETATS UNIS D'AMERIOUE.

                  Mandataire: LE CABINET LAVOIX.

                  Produits ou service designes : Hotellerie, restauration. Maisons de repos et de convalescence. Pouponnieres. Accompagnement en societe. Agences matrimoniales. Salons do beaute, de coiffure. Pompes funebres, fours crematoires. Reservation de chambres d'hotel pour voyagours. Travaux d'ingenieurs, consultations professionnelles et etablissement de plans sans rapport avec la conduite des affaires. Travaux du genie (pas pour la construction). Prospection. Forages. Essais de materiaux. Laboratoires. Location de materiel pour exploitation agricole, do vetements, de literie, d'appareils distributeurs. Imprimerie.Programmation pour ordinateurs.

                  Classes de produits ou services : 42.

                  La protection est revendiquee pour la totalite des services entrant dans la classe ci-dessus indiquee.

                           BUNDESREPUBLIK DEUTSCHLAND

                               [GRAPHIC OMITTED]

                                     URKUNDE

                  Uber die Eintragung des umstehenden Zeichens

                               DEUTSCUES PATENTAMT

                               [GRAPHIC OMITTED]

Klasse                                                              Aktenzeichen
--------------------------------------------------------------------------------

42                                                                 S 52475/42 Wz

                               SMITH & WOLLENSKY

      10.6.91 St. James Associates, New York, N.Y. (V.St.A.).

      Vertr.: Stolberg, U., Graf, Dr.; Suchantka, J., Dipl.-Ing.; Huber, A., Dipl.-Ing.; Kameke, A. v., Dr.; Voelker, I., Dipl.-Biol.; Franck, P., Dr.; Both, G., Dr., Pat.-Anwalte, 2000 Hamburg.
      Geschaftesbetrieb: Restaurant.
      Waren/Dienstleistungen: Bewirtung von Gasten. GK. 42.

--------------------------------------------------------------------------------
     Eingetragen am                                        Nummer

      01.06.93                                             2037384
--------------------------------------------------------------------------------
Schutzdauer verlangert mit Wirkung vom:


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
  Bei Eintragung nach ss. 6a Warenzeichangesetz:
  Widerspruchsverfahren abgeschlossen am

--------------------------------------------------------------------------------

Geloscht am
================================================================================
                          Internationale Registrierung
--------------------------------------------------------------------------------
    Registriert unter Nr.                                      am


--------------------------------------------------------------------------------

Geloscht am
--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

           MINISTERO DELL'INDUSTRIA DEL COMMERCIO E DELL'ARTIGIANATO
                  D.G.P.I. - UFFICIO ITALIANO BREVETTI E MARCHI

                ATTESTATO DI REGISTRAZIONE PER MARCHIO D'IMPRESA
                               Tipo PRIMO DEPOSITO

                                   N. 00613631

Il presente attestato viene rilasciato per il marchio d'impresa oggetto della domanda:

       ----------------------------------------------------------------
           num.                                            data pres.
         domanda         anno           U.P.I.C.A.          domanda
       ================================================================

         002930           91            ROMA               12/08/1991
       ----------------------------------------------------------------

            TITOLARE    ST. JAMES ASSOCIATES A NEW YORK, NEW YORK
                        (USA)

            RAPPR.TE    DE SIMONE DOMENICO

            INDIRIZZO   BARZANO' E ZANARDO ROMA SPA
                        VIA PIEMONTE 26
                        00100 ROMA

            MARCHIO L' ESEMPLARE DEL MARCHIO PRODOTTI E SERVIZI DA CONTRADDISTINGUERE SONO QUELLI INDICATI NELLA UNITA DICHIARAZIONE DI PROTEZIONE

                               [GRAPHIC OMITTED]

   Roma, 30 DICEMBRE 1993                                           IL DIRIGENTE
                                                         Fir.to     SANTE PAPARO
Consegnato dal Direttore Upica di Roma
o facente funzione il                                    FIRMA

                          14 SET. 1994 /s/ [ILLEGIBLE]

La registrazione dura dieci anni a partire dalla data di deposito della domanda

RM 91 COO2930

                               [GRAPHIC OMITTED]

                           DICHIARAZIONE DI PROTEZIONE

di cui all'art.4 del Regolamento approvato con Decreto 8 Maggio 1948, n. 795, concernente la registrazione di un Marchio d'Impresa di servizio di primo deposito a nome della Sacieta:

ST. JAMES ASSOCIATES (Societa costituita secondo le leggi dello Stato di New
York) 1114 First Avenue, New York, New York 10021, S.U.A. di nazionalita: S.U.A.

      Il marchio consiste nella dicitura:

                                SMITH & WOLLENSKY

(come da esemplare in calce)

      Il marchio potra essere usato dalla Richiedente sui prodotti, involucri, etichette, stampati, nella pubblicita (compresa la trasmissione radiotelefonica e radiotelevisiva, la proiezione cinematografica ed ogni altro mezzo di propaganda), ecc..., in qualsiasi dimensioni, caratteri e colori, essendo riprodotto sia mediante stampa, impressione o rilievo, sia in ogni altro modo canveniente.

      Il marchio serve a contraddistinguere i seguenti servizi che la Richiedente intende esercitare nel territorio dello Stato ed in ogni altro territorio in cui spieghi efficacia la legge Italiana, o introdurre nel territorio stesso per scopi commerciali: "Servizi di ristorante; Servizi di ristorazione" (classe 42)

                                SMITH & WOLLENSKY

Roma, 12 Agosto 1991

p.p. ST. JAMES ASSOCIATES

Ing. Barzano & Zanardo Roma S.p.A.

/s/ Domenico de Simone

[ILLEGIBLE] MANDATARIO                                                  NdS/OG.-
[ILLEGIBLE]
Domenico de Simone
(Il d'iscr. 377)

                               [GRAPHIC OMITTED]

                  A TRADE MARKS [GRAPHIC OMITTED] Registration
                       REGISTRY                   Certificate

--------------------------------------------------------------------------------

          Trade Marks Act 1938 of Great Britain and Northern Ireland

                                SMITH & WOLLENSKY

The Mark shown above has been registered in Part B of the Register under No. 1466535 as of the date 07.06.1991 in respect of:

Class 42:
Restaurant and bar services; all included in Class 42.

In the name of:

St. James Associates
(United States of America, New York)

Registration of this mark shall give no right to the exclusive use of the word "Smith".

--------------------------------------------------------------------------------
Sealed this day at my direction

/s/ Paul [ILLEGIBLE]
P.R.S HARTNACK, REGISTRAR

                                                             Filed July 24, 1996
                                                   Serial No. : Not yet assigned

                                                                    SERVICE MARK
                                                                       1495-4024

APPLICANT                -                 St. James Associates, d.b.a. Smith &
                                           Wollensky, a New York Partnership
                                           composed of the following general
                                           partners: Smith & Wollensky Operating
                                           Corp., a New York Corporation and
                                           Chamblair Realty, Inc., a New York
                                           Corporation

ADDRESS                  -                 c/o The New York Restaurant Group,
                                           L.L.C.
                                           1114 First Avenue
                                           New York, New York 10021

DATE OF FIRST USE        -                 At least as early as June, 1986

IN COMMERCE              -                 At least as early as June, 1986

SERVICES                 -                 Class 42: Restaurant services

                   THE QUINTESSENTIAL NEW YORK CITY STEAKHOUSE

ATTORNEYS         -   MORGAN & FINNEGAN, L.L.P.
ADDRESS           -   345 Park Avenue, New York, New York 10154
Ref.: 1495-4024